EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-265167 on Form S-6 of our report dated June 30, 2022, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 58, comprising Growth at a Reasonable Price Strategy, Series 1, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

June 30, 2022